Exhibit 10.4
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (“Security Agreement”) dated as of June 30, 2021, is by and between The Falkirk Mining Company, an Ohio corporation (“Debtor”), and Rainbow Energy Center, LLC, a North Dakota limited liability company (“Secured Party”).
RECITALS:
A.    Debtor and Secured Party are parties to that certain Coal Sales Agreement dated June __, 2021 (“Coal Sales Agreement”) and that certain Funding Agreement dated June 30, 2021 (“Funding Agreement,” and collectively with the Coal Sales Agreement, and as each may be amended, modified, supplemented, restated or replaced from time to time, the “Transaction Agreements”) pursuant to which Secured Party is providing financial accommodations to Debtor. All capitalized terms not defined herein shall have the meanings specified in the Transaction Agreements.
B.    Debtor desires to grant to Secured Party a first priority security interest in all of Debtor’s property, all as provided herein.
AGREEMENTS:
IN CONSIDERATION of one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Grant of Security Interest and Collateral. In order to secure payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party under the Transaction Agreements, whether such debt, liability or obligation now exists or is hereafter created or incurred (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are herein collectively referred to as the “Obligations”), Debtor hereby, effective as of the Effective Date, grants to Secured Party a first priority, subject to liens provided for or permitted pursuant to the Coal Sales Agreement, security interest (the “Security Interest”) in all of Debtor’s personal property and assets (collectively, the “Collateral”), including without limitation the following:

(a)Inventory and Goods: All inventory of Debtor, whether now owned or hereafter acquired and wherever located and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business, and all goods of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation, all as-extracted gravel, sand, coal, stone, aggregates, rock and similar as-extracted products and materials, computer programs embedded in goods, and all other Inventory and Goods, as each such term may be defined in the Uniform Commercial Code as in effect in the state of North Dakota from time to time (the “UCC”), of Debtor, whether now owned or hereafter acquired;
(b)Equipment: All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future equipment, machinery, tools, motor vehicles, trade fixtures, furniture, furnishings, office and recordkeeping equipment and all goods for use in Debtor’s business, and all other Equipment (as such term may be defined in the UCC) of Debtor, whether now owned or hereafter acquired, together with all parts, equipment and attachments relating to any of the foregoing;
(c)Accounts, Contract Rights and Other Rights to Payment: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license, assignment or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel paper, accounts, license fees, contract rights, loans and obligations receivable and tax refunds, and all other Accounts (as such term may be defined in the UCC) of Debtor, whether now owned or hereafter acquired;
(d)Instruments: All instruments, chattel paper, letters of credit or other documents of Debtor, whether now owned or hereafter acquired, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances; all rights and interests of Debtor, whether now existing or hereafter created or arising, under leases, licenses or other contracts, and all other Instruments (as such term may be defined in the UCC) of Debtor, whether now owned or hereafter acquired;
(e)Deposit Accounts and Investment Property: All right, title and interest of Debtor in all deposit and investment accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other property deposited or held therein, including without limitation, any checking account, savings account, escrow account, savings certificate and margin account, and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, and commodity accounts, and all other Deposit Accounts and Investment Property (as each such term may be defined in the UCC) of Debtor, whether now owned or hereafter acquired;
(f)General Intangibles: All general intangibles of Debtor, whether now owned or hereafter acquired, including but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, tradenames, customer lists, permits and franchises, software, and the right to use Debtor’s name, and any and all membership interests, governance rights, and financial rights in each and every corporation, and all payment intangibles, and all other General Intangibles (as such term may be defined in the UCC) of Debtor, whether now owned or hereafter acquired;
(g)Chattel Paper: All Chattel Paper (as such term may be defined in the UCC) of Debtor, whether tangible or electronic, and whether now owned or hereafter acquired; and

(h)Documents, Embedded Software, Etc.: All of Debtor’s rights in promissory notes, documents, embedded software, letter of credit rights and supporting obligations (and security interests and liens securing them) (as any such term may be defined in the UCC) whether now owned or hereafter acquired;
together with all substitutions and replacements for and products of any of the foregoing property and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all (i) accessories, attachments, parts, equipment, accessions, repairs and embedded software, now or hereafter attached or affixed to or used in connection with any such goods, (ii) warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, (iii) insurance proceeds, and (iv) books and records of Debtor; provided, that notwithstanding anything in this Agreement or any other Transaction Document to the contrary, “Collateral” shall not include (a) any Excluded Funds (as defined in the Funding Agreement), (b) any gravel, sand, coal, stone, aggregates, rock and similar products and materials at any time on or after the date of termination of the Coal Sales Agreement by Secured Party for any reason other than pursuant to Section 9.2(b), (c), (d) or (e) thereof, and (c) assets and property (including accounts receivable, general intangibles, payment intangibles and other rights to payment) to the extent security interests therein are prohibited by enforceable provisions of contracts or applicable law or require governmental consent, approval, license or authorization that has not been obtained or, in the case of assets consisting of licenses, permits, agreements or similar contracts, to the extent the grant of security interest therein or in the Debtor’s rights thereunder would violate the terms of such license, permit, agreement or similar contract relating to such asset, in each case, subject to and after giving effect to any applicable anti-assignment provisions of the UCC (including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) or other applicable Laws that would have the effect of limiting or rendering ineffective any applicable anti-assignment provision or equivalent.
2.    Representations, Warranties and Agreements. Debtor represents, warrants and agrees as of the Effective Date that:
(a)Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio. This Security Agreement has been duly and validly authorized by all necessary corporate action. Debtor has the requisite power and authority to execute this Security Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s name or jurisdiction of organization.
(b)The Collateral will be used primarily for business purposes.
(c)Debtor’s chief place of business is located at the address set forth on Exhibit A attached hereto. Debtor’s records concerning the Collateral are kept at such address. The Collateral is located at the addresses set forth on Exhibit A attached hereto. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s chief place of business and any change in or addition of any Collateral location or any change in the location of Debtor’s records concerning the Collateral.

(d)Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest or other liens that arise by operation of law, and will defend the Collateral against all claims or demands of all persons other than Secured Party.
(e)Except as otherwise provided in the Coal Sales Agreement, Debtor will not sell or otherwise transfer or dispose of the Collateral or any interest therein.
(f)Debtor will not permit any tangible Collateral to be located in any jurisdiction in which a financing statement or similar instrument covering such Collateral is required to be, but has not in fact been, filed.
(g)Debtor will, in all material respects, keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof to the extent necessary for the operation and maintenance of its business and subject to Secured Party’s compliance with its obligations under the Coal Sales Agreement.
(h)Debtor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.
(i)Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral.
(j)Debtor hereby authorizes the filing of such financing statements as Secured Party may deem necessary or useful to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, Debtor will from time to time upon request of any collateral assignee of Secured Party execute such documents as may be required to have the Security Interest properly noted on a certificate of title.. In addition, Debtor authorizes Secured Party to file from time to time such financing statements against the Collateral described as “all personal property” or “all assets” or the like as Secured Party deems necessary or useful to perfect the Security Interest.
(k)Debtor will take all such actions as Secured Party may reasonably request that are necessary to establish, perfect and maintain the Security Interest in all necessary jurisdictions. In connection with the foregoing, Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Security Agreement.
(l)Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.
If Debtor at any time fails to perform or observe any of the foregoing agreements, immediately upon the occurrence of such failure, without notice or lapse of time, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.
3.    Lock Box; Collateral Account. If Secured Party so requests at any time after the Effective Date and during the continuance of an Event of Default (as defined in the Funding Agreement), Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of Secured Party (the “Lock Box”). Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained by Secured Party (the “Collateral Account”) all checks, drafts, and cash payments received in the Lock Box. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, Secured Party shall, at any time, apply finally collected funds on deposit in the Collateral Account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance. If a Lock Box is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into the Lock Box, all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all such payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.
4.    Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral. Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding the foregoing, Debtor shall be entitled to use any such insurance proceeds to repair or replace any Collateral so long as no Event of Default (as defined in the Funding Agreement) then exists.
5.    Remedies Upon Event of Default. After the Effective Date and upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any one or more of the rights or remedies set forth in the Transaction Agreements; and without in any way limiting the generality of the foregoing, Secured Party may exercise all rights and remedies under any other Transaction Document, and enforce all rights and remedies under any applicable law, including without limitation the rights and remedies available upon default to a secured party under the UCC, including without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Debtor will on demand assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.
6.    Power of Attorney. Debtor hereby irrevocably appoints Secured Party (and any of Secured Party’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of accounts or notify account debtors of Secured Party’s security interests and liens in the Collateral; (b) endorse Debtor’s name on any checks or other forms of payment or security; (c) sign Debtor’s name on any invoice or bill of lading for any account or drafts against account debtors, schedules and assignments of accounts, verifications of accounts, and notices to account debtors; (d) settle and adjust disputes and claims about accounts directly with account debtors, for amounts and on terms Secured Party determines reasonable; (e) make, settle, and adjust all claims under Debtor’s insurance policies; (f) pay, contest or settle any lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Secured Party or a third party as the Code permits; and (h) dispose of the Collateral. Debtor further hereby appoints Secured Party (and any of Secured Party’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign Debtor’s name on any documents and other security instruments necessary to perfect or continue the perfection of, or maintain the priority of, Secured Party’s security interest in the Collateral, (ii) execute and do all such assurances, acts and things which Debtor is required, but fails to do under the covenants and provisions of any Transaction Document; (iii) take any and all such actions as Secured Party may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Secured Party under this Agreement. Secured Party’s foregoing appointment as Debtor’s attorney in fact, and all of Secured Party’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and Secured Party is under no further obligation to make advances hereunder.
7.    Protective Payments. If Debtor fails to obtain the insurance called for by the Coal Sales Agreement or fails to pay any premium thereon or fails to pay any other amount which Debtor is obligated to pay under this Agreement or any other Transaction Document or which may be required to preserve the Collateral, Secured Party may obtain such insurance or make such payment, and all amounts so paid by Secured Party shall be included in the Obligations and secured by this Security Agreement. Secured Party will make reasonable efforts to provide Debtor with notice of Secured Party obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Secured Party are deemed an agreement to make similar payments in the future or Secured Party’s waiver of any Event of Default.
8.    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Secured Party will have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of accounts or other disposition of the Collateral, or otherwise, to the Obligations. Secured Party will pay any surplus to Debtor by credit to the deposit account designated by Debtor or to other persons legally entitled thereto. Debtor will remain liable to Secured Party for any deficiency. If Secured Party, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Secured Party will have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Secured Party of cash therefor.
9.    Right to Offset. Nothing in this Security Agreement shall be deemed a waiver or prohibition of any collateral assignee of Secured Party’s right of banker’s lien, offset, or counterclaim during the existence of an Event of Default, which right Debtor hereby grants to such collateral assignee Secured Party.
10.    Amendment; Waivers. This Security Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party and Debtor. A waiver shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.
11.    Notices. All notices to be given to Debtor shall be deemed sufficiently given if given in the manner specified in the Coal Sales Agreement.
12.    General Terms. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.
13.    Benefit and Assignment. This Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Debtor may not voluntarily or involuntarily assign its interest under this Security Agreement without the prior written consent of Secured Party. Notwithstanding any provision of this Security Agreement or any of the Transaction Agreements to the contrary, Secured Party may, in Secured Party’s sole discretion, assign or collaterally assign, all or any portion of its rights and obligations hereunder to any lender of Secured Party for the benefit of any such lender. All covenants, agreements, statements, representations, warranties and indemnities in this Security Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of the permitted successors and assigns of the parties hereto.
14.    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Any executed counterpart of this Security Agreement delivered by facsimile or other electronic transmission shall constitute an original counterpart of this Security Agreement.
15.    Governing Law. The validity, construction and enforceability of this Security Agreement shall be governed by the internal laws of the State of North Dakota, without giving effect to the conflicts of laws principles thereof.
16.    Consent to Jurisdiction. AT THE OPTION OF SECURED PARTY, THIS SECURITY AGREEMENT MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT SITTING IN NORTH DAKOTA; AND DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF DEBTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS SECURITY AGREEMENT, SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
17.    Waiver of Jury Trial. EACH OF DEBTOR AND SECURED PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(Signature page follows)

THE PARTIES have executed this Security Agreement as of the day and year first above written.
Secured Party:    RAINBOW ENERGY CENTER, LLC

    By: /s/ Stacy L. Tschider
     Stacy L. Tschider
Its: President

Debtor:    THE FALKIRK MINING COMPANY

    By: /s/ Carroll L. Dewing
Carroll L. Dewing
     Its: Vice President

(Signature Page to Security Agreement)

Exhibit A
Locations

Debtor’s chief place of business is:

Debtor’s Collateral locations are:
1.    ____________________
2.    ____________________
3.    ____________________

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